Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

SCIENCE 37 HOLDINGS, INC.

(a Delaware corporation)

ARTICLE I

OFFICES

SECTION 1. Registered Office. The registered office of Science 37 Holdings, Inc. (the “Corporation”) shall be established and maintained at the office of The Corporation Trust Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware, and said company shall be the registered agent of the Corporation in charge thereof.

SECTION 2. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1. Annual Meetings. Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held by means of remote communication or at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2. Other Meetings. Meetings of stockholders for any purpose other than the election of directors may be held by means of remote communication or at such place, either within or without the State of Delaware, and at such time and date as shall be stated in the notice of meeting.

SECTION 3. Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be effective after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any other question before the meeting shall be by ballot. All elections of directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

SECTION 4. Quorum. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; provided, however, that only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 5. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary of the Corporation or by resolution of the Board of Directors.

SECTION 6. Notice of Meetings. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his, her or its address as it appears on the records of the Corporation not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 7. Action Without Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

SECTION 1. Number and Term. The Board of Directors shall initially consist of two directors. Thereafter, the number of directors shall be determined by the Board of Directors. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his or her successor shall be elected and qualified. Directors need not be stockholders.

SECTION 2. Resignations. Any director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the President or Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. Vacancies. Any newly created directorships resulting from an increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause may be filled by a majority vote of the directors then in office, even if less than a quorum, or by the sole remaining director or by a majority vote of the stockholders of the Corporation.

SECTION 4. Removal. Any director may be removed, with or without cause, at any time by the affirmative vote of the holders of at least a majority of the votes that all the stockholders of the Corporation would be entitled to cast in any election of director.

SECTION 5. Powers. The Board of Directors shall exercise all of the powers of the Corporation, except such as are by law, by the Certificate of Incorporation or by these Bylaws conferred upon or reserved to the stockholders.

SECTION 6. Committees. The Board of Directors may designate one or more committees consisting of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors creating such committee or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have the power or authority to (a) amend the Certificate of Incorporation, (b) adopt an agreement of merger or consolidation, (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (d) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or (e) amend the Bylaws of the Corporation.

SECTION 7. Meetings. Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.

Special meetings of the Board of Directors shall be held whenever called by any director or the President, by remote communication or at such place (within or without the State of Delaware), date and time as may be specified in the respective notice or waiver of notice of such meetings. Special meetings of the Board of Directors may be called on (i) 24 hours’ notice, if such notice is sent by email or other electronic transmission to each director or delivered to him or her personally or (ii) two business days’ notice, if such notice is mailed to each director, addressed to him or her at his or her usual place of business or other designated address. Notice of any special meeting need not be given to any director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice (including by email or other electronic transmission), whether before or after such meeting. Any business may be conducted at a special meeting of the Board of Directors.

Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of telephone conference, video conference or similar communications equipment by means of which all persons participating in the meeting can speak and hear each other and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 8. Quorum. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is present and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 9. Compensation. Directors shall not receive any stated salary for their service as directors or as members of committees; provided, however, that, by resolution of the Board of Directors, a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 10. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee, as applicable.

ARTICLE IV

OFFICERS

SECTION 1. Officers. The officers of the Corporation shall be a President and a Secretary, each of whom shall be elected by the Board of Directors from time to time and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman and one or more Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the Corporation need be directors. More than one office may be held by the same person.

SECTION 2. Resignations. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the President, Secretary or Chairman of the Board of Directors of the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. Removal. Except as hereinafter provided, any officer or officers may be removed either for or without cause at any time by the Board of Directors.

SECTION 4. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 5. Chairman. The Chairman of the Board of Directors, if one is elected, shall preside at all meetings of the Board of Directors and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 6. President. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the President shall be the chief executive officer of the Corporation and shall have the responsibility for the general management and control of the business and affairs of the Corporation. The President shall perform all duties and have all powers which are commonly incident to the office of president or which are delegated to him or her by the Board of Directors. The President shall perform the duties and exercise the powers of the Treasurer in the event of a vacancy in the office of the Treasurer, or in the event of either such person’s absence or disability.

SECTION 7. Vice President. Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One (1) Vice President may be designated by the Board of Directors (or its designee) to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

SECTION 8. Treasurer. The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors (or its designee) may from time to time

SECTION 9. Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books, shall have power to sign all stock certificates, and shall perform such other duties as the Board of Directors (or its designee) may from time to time prescribe.

ARTICLE V

MISCELLANEOUS

SECTION 1. Uncertificated Shares. Shares of the Corporation’s stock shall be issued in uncertificated form.

SECTION 2. Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives. A record shall be made of each transfer and, whenever a transfer shall be made for collateral security and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 3. Stockholders Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting or more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 4. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors deem to be in the best interests of the Corporation.

SECTION 5. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

SECTION 6. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation and in such manner as shall be determined from time to time by resolutions of the Board of Directors.

SECTION 7. Notice and Waiver of Notice. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice whatsoever is required to be given under the provisions of any law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee, or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this ARTICLE VI with respect to proceedings to enforce rights to advancement or indemnification, the Corporation shall indemnify, and shall advance expenses to, any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

SECTION 2. Right to Advancement of Expenses. In addition to indemnification pursuant to Section 1 of this ARTICLE VI, the Corporation shall pay an indemnitee the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law (“DGCL”) requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon receipt by the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under Section 1 of this Article VI or otherwise.

SECTION 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this ARTICLE VI is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VI or otherwise shall be on the Corporation.

SECTION 4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 5. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

SECTION 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

SECTION 7. Nature of Rights. The rights conferred upon indemnitees in this ARTICLE VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this ARTICLE VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

ARTICLE VII

AMENDMENTS

These Bylaws may be altered or repealed and Bylaws may be made (i) at any annual meeting of the stockholders (or at any special meeting thereof if notice of the proposed alteration or repeal or Bylaws to be made is contained in the notice of such special meeting) by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat or (ii) by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors (or at any special meeting of the Board of Directors if notice of the proposed alteration or repeal or Bylaws to be made is contained in the notice of such special meeting) or (iii) by action of the stockholders or the Board of Directors without a meeting as permitted by the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws.